February 1, 2006

Professor Roman Onufrijchuk
roman@sfu.ca
Vancouver, BC

Dear Professor:

RE: TERMS OF APPOINTMENT AS NON-EXECUTIVE DIRECTOR

Fitmedia Inc. (the "Company") is pleased to confirm our agreement that for the fiscal year beginning on February 1, 2006, you shall be compensated with the following:

  US $1,000 cash
  2,500 common shares of the Company
  (the "Compensation").

The Compensation shall be paid to you for your services for the full year.

Indemnification
To the fullest extent permitted by the Company's charter documents and applicable law, the Company agrees to defend and indemnify you and hold you harmless against any liability that you incur within the scope of your service as a director of the Company.

You may indicate your agreement with these terms by signing and dating this letter agreement.

Very truly yours,

FITMEDIA INC.

/s/ Timothy J. Crottey
Timothy J. Crottey
Chairman of the Board

I have read and accept and agree to the above terms of service:

/s/ Roman Onufrijchuk
Signature of Professor Roman Onufrijchuk
Dated February 1, 2006